Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On August 31, 2016, Westlake Chemical Corporation, a Delaware corporation (“Westlake”), completed the acquisition of Axiall Corporation, a Delaware corporation (“Axiall”). Pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 10, 2016, by and among Westlake, Axiall and Lagoon Merger Sub, Inc., a Delaware corporation that is a wholly-owned subsidiary of Westlake (“Merger Sub”), Merger Sub merged with and into Axiall (the “Merger”), with Axiall surviving the Merger as a wholly-owned subsidiary of Westlake.

Set forth below are the unaudited pro forma condensed combined balance sheet as of June 30, 2016 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2016 and for the year ended December 31, 2015 (together with the notes to the unaudited pro forma financial statements, the “pro forma financial statements”), that have been derived from the historical consolidated financial statements of Westlake and Axiall after giving pro forma effect to the Merger and related financing transactions entered concurrently with the Merger.

These unaudited pro forma financial statements should be read in conjunction with the unaudited consolidated financial statements of Westlake and Axiall, as of and for the six months ended June 30, 2016, and the audited consolidated financial statements of operations of Westlake and Axiall, for the year ended December 31, 2015.

The unaudited pro forma financial statements give effect to the Merger in accordance with the acquisition method of accounting for business combinations. The pro forma adjustments made herein are directly attributable, factually supportable, and with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the consolidated results. The unaudited pro forma condensed combined balance sheet is presented as if the Merger and related financing transactions took place as of June 30, 2016. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2016 and the year ended December 31, 2015 are presented as if the Merger and related financing transactions occurred on January 1, 2015.

The unaudited condensed combined pro forma information has been prepared without full access to Axiall’s books and records. In addition, we have not completed the detailed valuations necessary to estimate the fair value of the assets and the liabilities acquired in the merger and the related allocation of the purchase price. Therefore, the preliminary purchase price allocation was based on discussions with Axiall’s management, Westlake’s historical experience, data that was available through publicly available information and Westlake’s due diligence review of Axiall’s business. Each of the adjustments is preliminary and is based on certain estimates and currently available information and is subject to further adjustments as additional information becomes available and as additional analyses are performed. Management believes that all significant adjustments necessary to reflect the effects of the Merger and related financing transactions are included in the accompanying unaudited pro forma financial statements and are deemed to be reasonable. As the final valuations are performed, increases or decreases in the fair value of relevant balance sheet amounts and their useful lives will result in adjustments, which may be material to the balance sheet and/or the statement of operations.

The preliminary unaudited pro forma purchase price allocation has been made solely for the purpose of preparing the accompanying unaudited pro forma financial statements and are not necessarily indicative of what the actual consolidated financial position or results of operations of Westlake and Axiall would have been as of and for the periods presented, nor does it purport to represent the future consolidated financial position or results of operations of Westlake and Axiall.

The unaudited pro forma financial statements do not reflect the impact of any potential cost savings or efficiencies that Westlake may achieve from the combination of the two entities.

Below are the pro forma financial information and related notes thereto which give effect to the Merger and related financing transactions.

WESTLAKE CHEMICAL CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF June 30, 2016

(In thousands of dollars)

	Historical		Pro Forma
	Westlake Chemical Corporation	Axiall Corporation	Adjustments Note 3			Combined
ASSETS
Current assets
Cash and cash equivalents	$770,997	$128,400	$(193,247)	(a	)	$706,150
Marketable securities	352,021	—	(352,021)	(a	)	—
Accounts receivable—net	582,855	455,000	23,445	(g	)	1,061,300
Inventories	448,526	276,000	22,648	(b	)	747,174
Prepaid expenses and other current assets	35,642	100,500	—			136,142
Current assets of discontinued operations	—	800	—			800

Total current assets	2,190,041	960,700	(499,175)			2,651,566
Property, plant and equipment, net	3,230,523	1,558,800	1,183,610	(c	)	5,972,933
Equity investments	8,929	—	37,300	(r	)	46,229
Other assets, net
Goodwill	—	856,400	243,137	(d	)	1,099,537
Customer relationships—net	—	923,200	(278,200)	(e	)	645,000
Intangible assets—net	208,376	60,800	(2,816)	(e	)	266,360
Deferred charges and other assets—net	282,695	81,700	(147,712)	(m	)	216,683

Total other assets—net	491,071	1,922,100	(185,591)			2,227,580

Total assets	$5,920,564	$4,441,600	$536,144			$10,898,308

LIABILITIES AND EQUITY
Current liabilities
Accounts and notes payable	$307,116	$256,300	$15,200	(h	)	$578,616
Interest payable	—	15,200	(15,200)	(h	)	—
Income tax payable	—	2,400	(2,400)	(g	)	—
Accrued compensation	—	60,200	(60,200)	(h	)	—
Accrued liabilities	312,985	135,900	60,200	(h	)	509,085
Current liabilities of discontinued operations	—	6,800	—			6,800
Current portion of long term debt	—	2,500	146,750	(f	)	149,250

Total current liabilities	620,101	479,300	144,350			1,243,751
Long term debt, net	758,453	1,364,800	1,635,948	(f	)	3,759,201
Lease financing obligation	—	46,800	(46,800)	(k	)	—
Deferred income taxes	664,987	661,100	340,479	(g	)	1,666,566
Pension and other post retirement obligations	—	189,700	151,160	(i	)	340,860
Other liabilities	139,587	132,300	(122,411)	(h	)	149,476

Total liabilities	2,183,128	2,874,000	2,102,726			7,159,854

Stockholder’s equity
Common stock	1,347	700	(700)	(j	)	1,347
Common stock, held in treasury, at cost	(322,802)	—	—			(322,802)
Additional paid-in capital	545,797	2,290,100	(2,290,100)	(j	)	545,797
Retained earnings (deficit)	3,296,922	(697,200)	664,178	(n	)	3,263,900
Accumulated other comprehensive loss	(82,101)	(96,500)	48,540	(o	)	(130,061)

Total stockholder’s equity	3,439,163	1,497,100	(1,578,082)			3,358,181
Non-controlling interests	298,273	70,500	11,500	(q	)	380,273

Total equity	3,737,436	1,567,600	(1,566,582)			3,738,454

Total liabilities and equity	$5,920,564	$4,441,600	$536,144			$10,898,308

See notes to the unaudited pro forma condensed combined financial statements.

WESTLAKE CHEMICAL CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

SIX MONTHS ENDED June 30, 2016

(In thousands of dollars, except per share data and share amounts)

	Historical		Pro Forma
	Westlake Chemical Corporation	Axiall Corporation(1)	Adjustments Note 3			Combined
Net sales	$2,061,248	$1,475,300	$(612)	(l	)	$3,535,936
Cost of sales	1,564,297	1,324,500	119,834	(l	)	3,008,631

Gross profit	496,951	150,800	(120,446)			527,305
Selling, general and administrative expenses	114,737	139,900	3,972	(c	)	252,351
			(12,524)	(e	)
			6,266	(i	)
Restructuring and divestiture cost	—	41,200	—			41,200
Integration-related costs and other, net	—	5,500	—			5,500
Legal and settlement claims, net	—	23,400				23,400
Strategic alternatives	—	13,600	—			13,600

Income/(loss) from operations	382,214	(72,800)	(118,160)			191,254
Other income (expense)
Interest expense	(12,600)	(35,000)	(25,686)	(f	)	(73,286)
Other income, net	10,826	—	26,577	(p	)	37,403
Foreign currency exchange loss	—	(1,000)	—			(1,000)

Income/(loss) before income taxes	380,440	(108,800)	(117,269)			154,371
Provision for/(benefit from) income taxes	135,884	(51,200)	(40,783)	(g	)	43,901

Net income/(loss) from continuing operations	244,556	(57,600)	(76,486)			110,470
Net income attributable to non-controlling interest	10,304	800	—			11,104

Net income/(loss) attributable to Westlake	$234,252	$(58,400)	$(76,486)			$99,366

Earnings/(loss) per common share:
Basic	$1.80	$(0.83)				$0.76

Diluted	$1.79	$(0.83)				$0.76

Weighted average common shares outstanding
Basic	129,886,594	70,600,000				129,886,594

Diluted	130,290,521	70,600,000				130,290,521

(1)	The historical financial information presented for Axiall Corporation does not reflect amounts for discontinued operations as it is not expected to have a continuing impact on Westlake’s operations.

See notes to the unaudited pro forma condensed combined financial statements.

WESTLAKE CHEMICAL CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2015

(In thousands of dollars, except per share data and share amounts)

	Historical		Pro Forma
	Westlake Chemical Corporation	Axiall Corporation(1)	Adjustments Note 3			Combined
Net sales	$4,463,336	$3,197,000	$(31,350)	(l	)	$7,628,986
Cost of sales	3,278,145	2,820,700	208,086	(l	)	6,306,931

Gross profit	1,185,191	376,300	(239,436)			1,322,055
Selling, general and administrative expenses	225,364	281,700	7,910	(c	)	493,412
			(25,247)	(e	)
			3,685	(i	)
Restructuring and divestiture cost	—	22,400	—			22,400
Integration-related costs and other, net	—	16,000	—			16,000
Goodwill impairment charges	—	864,100	—			864,100

Income/(loss) from operations	959,827	(807,900)	(225,784)			(73,857)
Other income (expense)
Interest expense	(34,656)	(73,300)	(46,899)	(f	)	(154,855)
Other income, net	38,270	—	—			38,270
Debt refinancing costs	—	(3,200)	—			(3,200)
Foreign currency exchange loss	—	(2,300)	—			(2,300)
Interest income	—	400	—			400

Income/(loss) before income taxes	963,441	(886,300)	(272,683)			(195,542)
Provision for/(benefit from) income taxes	298,396	(42,500)	(95,992)	(g	)	159,904

Net income/(loss) from continuing operations	665,045	(843,800)	(176,691)			(355,446)
Net income/(loss) attributable to non-controlling interest	19,035	(20,700)	—			(1,665)

Net income/(loss) attributable to Westlake	$646,010	$(823,100)	$(176,691)			$(353,781)

Earnings/(loss) per common share
Basic	$4.88	$(11.68)				$(2.67)

Diluted	$4.86	$(11.68)				$(2.67)

Weighted average common shares outstanding
Basic	131,823,707	70,400,000				131,823,707

Diluted	132,301,812	70,400,000				132,301,812

(1)	The historical financial information presented for Axiall Corporation does not reflect amounts for discontinued operations as it is not expected to have a continuing impact on Westlake’s operations.

See notes to the unaudited pro forma condensed combined financial statements.

WESTLAKE CHEMICAL CORPORATION

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(In thousands of dollars, except per share data and share amounts)

1.	BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed combined financial statements (“pro forma financial statements”) were prepared using the acquisition method of accounting, and are based on the historical financial statements of Westlake and Axiall after giving effect to the Merger and related financing transactions.

The unaudited pro forma condensed combined balance sheet (“pro forma balance sheet”) is presented “as if” the Merger had occurred on June 30, 2016. The unaudited pro forma condensed combined statements of operations (“pro forma statements of operations”) for the six months ended June 30, 2016 and the year ended December 31, 2015 are presented “as if” the Merger had occurred on January 1, 2015, representing the beginning of the earliest period presented.

Westlake performed certain procedures for the purpose of identifying material differences in significant accounting policies between Westlake and Axiall and any accounting adjustments that would be required in connection with adopting uniform policies. Procedures performed by Westlake involved a review of Axiall’s publicly disclosed summary of significant accounting policies, including those disclosed in Axiall’s audited financial statements in Exhibit 99.1 to Axiall’s Current Report on Form 8-K filed August 30, 2016 and preliminary discussion with Axiall management regarding Axiall’s significant accounting policies to identify material differences.

2.	PURCHASE PRICE ALLOCATION

The Merger has been accounted for using the acquisition method of accounting in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”). ASC 805 requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values, as determined in accordance with ASC 820, Fair Value Measurements, as of the Merger date. Under the acquisition method of accounting, the assets acquired and liabilities assumed are recorded at the effective time of the Merger at their respective fair values and added to those of Westlake.

At the effective time of the Merger, each outstanding share of Axiall common stock (other than Axiall excluded shares) was cancelled and converted into the right to receive $33.00 in cash, without interest. Based on the number of shares of Axiall common stock outstanding as of August 15, 2016, the total consideration is approximately $3,521,816.

The following is a preliminary estimate of the purchase consideration paid to effect the Merger (in thousands, except per share data):

Purchase Consideration
Preacquisition stock purchase:
Offer per share	$33
Multiplied by number of shares acquired	3,100

Fair value of Axiall shares outstanding owned by Westlake	$102,300

Estimated closing stock purchase:
Offer per share	$33
Multiplied by number of shares outstanding	67,971

Fair value of Axiall shares outstanding not already owned by Westlake	$2,243,043

Total fair value of consideration	$2,345,343
Plus: Axiall debt repaid at acquisition	1,304,873
Less: Cash acquired as of acquisition date	(128,400)

Total consideration	$3,521,816

Axiall’s debt was assumed by Westlake in the Merger and the majority repaid as a part of the Merger Agreement and included in the total purchase consideration. The portion that was not exchanged is included in the assumed liabilities below. The total purchase consideration of approximately $3,521,816 was allocated to the pro forma assets acquired and liabilities assumed based on a preliminary estimate of their fair values as if the Merger had taken place on June 30, 2016.

The information below represents the preliminary purchase price allocation of Axiall:

Total estimated consideration transferred	$3,521,816

Accounts receivable	$455,000
Inventories	298,648
Prepaid expenses and other current assets	100,500
Current assets of discontinued operations	800
Plant, property and equipment	2,742,410
Customer relationships	645,000
Intangible assets	120,000
Equity method investments	37,300
Deferred charges and other assets	56,634

Total assets	4,456,292
Accounts and notes payable	256,300
Interest payable	15,200
Income taxes payable	2,400
Accrued compensation	60,200
Accrued liabilities	135,900
Current liabilities of discontinued operations	6,800
Deferred income taxes	1,011,770
Pension and other post retirement obligations	189,700
Other liabilities	132,300
Long-term debt	79,427
Non-controlling interest	82,000

Net assets acquired	$2,484,295

Goodwill	$1,037,521

With respect to probable loss contingencies, environmental liabilities and asset retirement obligations, based on the information available to Westlake at the time of preparation of these unaudited pro forma financial statements, Westlake management has estimated that the carrying value approximates fair value.

As indicated above, Westlake has made preliminary purchase price allocations based on currently available information. The final determination of the fair value of the assets acquired and liabilities assumed is expected to be completed as soon as practicable.

The amounts allocated to assets acquired and liabilities assumed in the Merger could differ materially from the preliminary amounts presented in these unaudited pro forma financial statements. A decrease in the fair value of assets acquired or an increase in the fair value of liabilities assumed in the Merger from those valuations presented in these unaudited pro forma financial statements would result in a corresponding increase in the amount of Goodwill from the Merger. In addition, if the value of the acquired assets is higher or lower than indicated, it may result in higher or lower amortization and depreciation expense than is presented in these unaudited pro forma financial statements.

3.	PRO FORMA ADJUSTMENTS

Adjustments included in the columns labeled “Adjustments” in the unaudited pro forma financial statements are as follows:

(a)	Represents the preliminary net adjustment to cash in connection with the Merger:

Cash portion of merger consideration	$(2,243,043)
Repayment of Axiall existing debt at acquisition	(1,304,873)
Proceeds from additional borrowing, net of deferred financing costs	3,068,071
Proceeds from sale of marketable securities	352,021
Payment of transaction costs(1)	(65,423)

Pro forma adjustment	$(193,247)

(1)	The estimated remaining directly attributable Merger-related transaction costs consists of the following:

Financial advisory fees	$74,000
Legal fees	8,000
Accounting fees	10,000

Estimated transaction costs	92,000
Incurred-to-date	(26,577)

Total remaining transaction costs	$(65,423)

(b)	Reflects the preliminary estimated fair value adjustment of $22,648 for inventory acquired in the Merger. The statements of operations do not reflect this amount as it is not expected to have a continuing impact on Westlake’s operations.

(c)	Represents the adjustment to property, plant and equipment to reflect the preliminary fair market value and the depreciation expense:

			Depreciation Expense
	Preliminary Fair Value	Estimated Weighted Average Life (Years)	Six Months Ended June 30, 2016	Year Ended December 31, 2015
Land	$189,641	N/A	$—	$—
Building and improvements	86,055	20.5	2,103	4,207
Plant and equipment	2,213,753	5.5	199,532	399,063
Other	130,362	6.8	9,607	19,214
Construction-in-progress	122,599	N/A	—	—

Total	2,742,410		211,242	422,484
Less: Axiall historical net, PP&E and depreciation expense	1,558,800		87,100	175,300

Pro forma adjustments	$1,183,610		$124,142	$247,184

Adjustment to Selling, general and administrative expenses			$3,972	$7,910
Adjustment to cost of sales			120,170	239,274

With other assumptions held constant, a 10% increase in fair value for Property, plant and equipment would increase annual pro forma depreciation expense by approximately $42,248.

(d)	Reflects the estimated adjustment to Goodwill as a result of the Merger.

The preliminary pro forma adjustment to Goodwill is calculated as follows:

Preliminary purchase price	$3,521,816
Less: fair value of net assets to be acquired	2,484,295

Total estimated Goodwill	1,037,521
Plus: Westlake historical Goodwill(1)	62,016
Less: Axiall historical Goodwill	856,400

Pro forma adjustment	$243,137

(1)	Westlake historical goodwill was previously classified as part of Intangibles—net and has been reclassified to Goodwill.

(e)	Reflects the preliminary estimated fair value adjustment to recognize identifiable intangible assets and the related amortization expense, calculated on a straight line basis:

			Amortization Expense
	Preliminary Fair Value	Useful Life (Years)	Six Months Ended June 30, 2016	Year Ended December 31, 2015
Customer relationships	$645,000	20	$16,125	$32,250
Technology	70,000	9	3,888	7,778
Trade names	50,000	16	1,563	3,125

Total	765,000		21,576	43,153
Less: Axiall historical intangible assets, net, and amortization expense	984,000		34,100	68,400

Subtotal(1)	$(219,000)		$(12,524)	$(25,247)

(1)	Represents a decrease in customer relationships of $278,200 and an increase in other intangible assets of $59,200 as shown below:

Pro Forma Fair Value Adjustment
Pro forma adjustment to customer relationships – net	$(278,200)

Reclass of Westlake historical Goodwill (2)	$(62,016)
Fair value adjustment to Intangible assets – net	59,200

Pro forma adjustment to Intangible assets – net	$(2,816)

(2)	Reclassification of Westlake’s historical Goodwill previously classified as Intangible assets—net.

With other assumptions held constant, a 10% increase in the fair value for amortizable intangible assets would increase annual pro forma amortization by approximately $4,315. The full amount of amortization has been recorded to selling, general and administrative expenses within the pro forma financial statements for all periods presented.

(f)	Reflects the adjustments to debt, interest expense and deferred charges:

				Interest Expense
	Gross Debt	Discounting and Deferred Financing Costs	Net Financing Adjustment	Six Months Ended June 30, 2016	Year Ended December 31, 2015
Repayment of Axiall debt:(1)
Repayment of Axiall’s current debt	$(2,500)	$—	$(2,500)	$—	$—
Repayment of Axiall’s non-current debt	(1,302,373)	17,000	(1,285,373)	(32,043)	(68,786)

	$(1,304,873)	$17,000	$(1,287,873)	(32,043)	(68,786)

Entry in new financing arrangements:
Exchange Notes(1)	$1,058,573	$(4,764)	$1,053,809	24,674	49,347
Westlake Newly Issued Notes(2)	1,450,000	(32,488)	1,417,512	30,171	60,342
Dutch Term Loan(3)	150,000	(750)	149,250	—	—

	$2,658,573	$(38,002)	$2,620,571	54,845	109,689

Termination of existing revolvers:
Termination of Axiall’s existing revolver(4)	$—	$6,000	$6,000	(1,100)	(800)
Termination of Westlake’s existing revolver(4)	—	1,055	1,055	(171)	(1,514)

	$—	$7,055	$7,055	(1,271)	(2,314)

Revolving Credit Agreement maturing in 2020(4)	$450,000	$(2,500)	$447,500	4,155	8,310

Pro forma adjustment to Interest Expense				$25,686	$46,899

Pro forma financing related adjustments – Balance Sheet

Revolving Credit Agreement deferred financing costs	$(2,500)	Write-off of Axiall’s non-current debt deferred financing costs(1)	$(17,000)
Removal of Axiall’s Revolver deferred financing costs	6,000	Write-off of Axiall’s Revolver deferred financing costs	(6,000)
Removal of Westlake’s Revolver deferred financing costs	1,055	Write-off of Westlake’s Revolver deferred financing costs	(1,055)

Pro forma adjustment to Deferred charges and other assets-net	$4,555	Pro forma adjustment to Retained earnings	$(24,055)

Repayment of Axiall’s non-current debt	$(1,285,373)
Entry into new financing arrangements	2,620,571
Dutch Term Loan – Current	(149,250)	Dutch Term Loan - Current	$149,250
Revolving Credit Agreement maturing in 2020(5)	$450,000	Repayment of Axiall’s current debt	(2,500)

Pro forma adjustment to Long term debt	$1,635,948	Pro forma adjustment to Current portion of long term debt	$146,750

(1)

In connection with the Merger, Westlake entered into an offering (“Axiall Notes Exchange”) to exchange Axiall’s 4.625% Senior Notes due February 15, 2021 and 4.875% Senior Notes due May 15, 2023, totaling $1,058,573. Each new Westlake Exchange Note issued in exchange for an Axiall Note has an interest rate and maturity that is identical to the interest rate and maturity of the tendered Axiall Note, as well as identical interest payment dates and redemption provisions and accrue interest from and including the most recent interest payment date of the tendered Axiall Note. Deferred financing costs of $4,764 will be amortized on a straight line basis over the remaining terms of the notes. These notes were reissued at the original interest rate. The $17,000 represents the write-off of the deferred financing costs associated with the Axiall debt extinguished upon the Merger and is not reflected in the unaudited pro forma income statement as it has no continuing impact. Axiall’s existing term loan of $246,300 has been repaid in cash.
(2)	In connection with the Merger, Westlake entered into two new Westlake notes (“New Notes”). The New Notes bear interest at 3.600% and 5.000% and are due in 2026 and 2046, respectively. Discounting and deferred financing costs of approximately $32,488 are amortized on a straight line basis over the remaining term of the New Notes.
(3)	In connection with the Merger, Westlake entered into a short term senior secured credit facility (“Dutch Term Loan”) which was used to partially fund the Merger. Deferred financing costs of $750 will be amortized over the remaining term of the loan. Given the short duration of the term loan (less than a year) this item does not have a continuing impact on the entity and no pro-forma adjustments have been included on the income statement.
(4)	In connection with the Merger, Westlake entered into a new revolving credit facility agreement and concurrently terminated its existing credit facility. The new revolving credit facility agreement currently provides for a $1,000,000 facility with a borrowing base of $500,000 that matures in 5 years and accrues interest at a variable rate. A change of 1/8% (12.5 basis points) in the interest rate would result in $998 change in annual interest expense for the variable rate revolver.
(5)	In accordance with ASU 2015-3 Interest—Imputation of Interest, the deferred financing charges of $2,500 associated with this debt are recorded in Deferred charges and other assets, net on the balance sheet (refer to (m)).

(g)	Represents the adjustment for current income tax receivable and estimated deferred income tax liability to be recorded by Westlake to adjust for the estimated effects of combining Westlake’s and Axiall’s operations and impact of pre-tax pro forma adjustments, based on the blended U.S. federal and state statutory tax rates of 37% and Canadian blended federal and provincial statutory tax rates of 26%.

(h)	The historical consolidated financial statements presented herein have been adjusted by reclassifying certain line items in order to conform to the condensed combined pro forma financial statement presentation.

(i)	Pension and other post retirement obligation was increased by the amount of $28,749 to reflect the incremental balance sheet liability for Axiall’s pension and other post-retirement obligations measured using Westlake’s methodology and assumptions as of June 30, 2016. Westlake uses the discounted cash flow method in calculating service costs and interest cost while Axiall employs the weighted-average discount rate method in deriving service costs and interest cost. The changes in service costs using Westlake’s methodology and assumptions result in an increase of approximately $6,542 in pension expense for the six months ended June 30, 2016, of which $276 and $6,266 was recognized as an increase to Cost of sales and Selling, general, and administrative expenses, respectively, and an increase of approximately $3,847 in pension expense for the year ended December 31, 2015, of which $162 and $3,685 was recognized as an increase to Cost of sales and Selling, general, and administrative expenses, respectively. Additionally, $122,411 of other liabilities has been reclassified to Pension and other post-retirement obligations to conform to the condensed combined pro forma financial statement presentation (refer to (h)).

(j)	Represents the elimination of Axiall’s historical equity balances.

(k)	Represents the fair value adjustment to Axiall’s lease financing obligation associated with the Merger.

(l)	Represents the adjustment to eliminate transactions of $612 and $31,350 in Net sales and Cost of sales between Westlake and Axiall during the six months ended June 30, 2016 and year ended December 31, 2015, respectively. Additionally, includes adjustments to depreciation expense and pension costs, as discussed in (c) and (i), respectively, as follows:

	Cost of Sales
	Six Months Ended June 30, 2016	Year Ended December 31, 2015
Eliminate transactions between Axiall and Westlake	$(612)	$(31,350)
Adjustment to depreciation expense	120,170	239,274
Adjustment to pension service costs	276	162

Pro forma adjustment	$119,834	$208,086

(m)	Represents an adjustment of $101,091 to remove Westlake’s previously held investment in Axiall as of June 30, 2016 (approximately 3,100,000 shares at $32.61 per share), a net adjustment of $4,555 for deferred financing costs, and a fair value adjustment of $42,066 as shown below:

Reversal of previously acquired shares at carrying value	$(101,091)
Removal of Axiall Existing Revolver deferred financing costs	(6,000)
Removal of Westlake Existing Revolver deferred financing costs	(1,055)
Westlake new Revolving Credit Agreement deferred financing costs	2,500
Fair value adjustment to Deferred charges and other assets, net	(42,066)

Pro forma adjustment	$(147,712)

(n)	Represents an adjustment to retained earnings comprised of the following:

Eliminate Axiall historical balance	$697,200
Deferred income taxes adjustment	25,400
Write-off of deferred financing costs(1)	(24,055)
Pension adjustments(2)	(18,112)
Estimated remaining transaction cost(3)	(65,423)
Gain on re-measurement of Axiall shares prior to Merger(4)	49,168

Pro forma adjustment	$664,178

(1)	Refer to (f) above.
(2)	Amount represents the after tax impact to retained earnings of the $28,749 incremental balance sheet liability for Axiall’s pension and other post-retirement obligations as well as the tax impact of $10,637 related to Axiall’s pension and other post-retirement obligations incremental liability. Refer to (i) above.
(3)	Refer to (a) above.
(4)	Amount includes the $47,960 of re-measurement gains reclassified from Accumulated Other Comprehensive Loss (“AOCL”). Refer to (o) below.

(o)	Represents an adjustment to AOCL to reclassify $47,960 of re-measurement gains to retained earnings related to Westlake’s previously held investment in Axiall and to eliminate Axiall’s historical AOCL as shown below:

Eliminate Westlake gain previously recognized in AOCL	$(47,960)
Elimination of Axiall AOCL(1)	96,500

Pro forma adjustment	$48,540

(1)	Refer to (j) above.

(p)	Reflects the removal of Westlake and Axiall’s non-recurring transaction related costs of $26,577 directly attributable to the Merger and incurred in the six months ended June 30, 2016.

(q)	Reflects the preliminary estimated fair value adjustment of $11,500 for non-controlling interest acquired in the Merger.

(r)	Reflects the preliminary estimated fair value adjustment of $37,300 for equity investments acquired in the Merger.

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